                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE                             CONTACT: Jim Bauer
                                                           Investor Relations
                                                           (678) 473-2647
                                                           jim.bauer@arrisi.com

                          ARRIS ANNOUNCES FIRST QUARTER
                                  2005 RESULTS

SUWANEE, GA. (APRIL 27, 2005) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced preliminary and unaudited financial results for the first quarter 2005.

FINANCIAL HIGHLIGHTS:

     o Revenues were $135.9 million for the first quarter 2005, up 22% over first quarter 2004 revenues of $111.6 million and up 5% from fourth quarter 2004 revenues of $129.5 million.

     o Net income (loss) per diluted share for the first quarter was $0.04 as compared to $(0.24) in the first quarter 2004 and $(0.01) in the fourth quarter 2004. Excluding the items detailed below (a non-GAAP measure) net income per diluted share for the first quarter was $0.05.

     o Cash, cash equivalents, and short-term investments at the end of the first quarter were $107.9 million, with $6.9 million of cash generated from operating activities in the first quarter.

     o Book-to-bill ratio increased to 1.35 in the first quarter from 1.08 in the fourth quarter.

     o Backlog increased approximately 62% to $122.6 million in the first quarter from $75.6 million in the fourth quarter.

FINANCIAL DETAILS:

Revenues for the quarter were $135.9 million with GAAP net income per share of $0.04 inclusive of certain items described below. Revenue growth in the quarter of over 22%, as compared with the first quarter 2004 revenue of $111.6 million, was driven by strong acceptance of ARRIS' market leading CPE product offerings for VoIP rollouts in both domestic and international markets. The first quarter financial results were at the upper range of the revenue and earnings guidance that the Company provided on February 10, 2005.

On a GAAP basis, net income (loss) was $3.4 million or $0.04 per diluted share in the first quarter as compared to the fourth quarter 2004 net income (loss) of


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

$(0.6) million or $(0.01) per share and as compared to the first quarter 2004 net income (loss) of $(18.7) million or $(0.24) per share. Included in the first quarter 2005 net income (loss) per share was amortization of intangibles of $(0.01) per share. Excluding amortization and other items, the net income (loss) was $0.05 per diluted share in the first quarter. A reconciliation of our GAAP to our non-GAAP earnings per share is attached to this release and can be found on our website.

Broadband product revenues were $69.7 million in the first quarter, down approximately 10% from the fourth quarter 2004 level of $77.8 million. Supplies & CPE product revenues were $66.2 million in the first quarter, up approximately 28% compared to $51.7 million in the fourth quarter 2004. International sales were $36.0 million in the first quarter, as compared to $42.3 million in the fourth quarter 2004. Backlog at the end of the first quarter was $122.6 million, up 62% as compared to $75.6 million at the end of the fourth quarter 2004. Bookings in the first quarter 2005 were $182.9 million as compared to $140.4 million in the fourth quarter 2004. The book-to-bill ratio in the first quarter was approximately 1.35, up from 1.08 in the fourth quarter 2004.

Gross margins of 27.1% were up approximately 100 basis points as compared to fourth quarter 2004 margins of 26.1%, with margin increases in both product groups and compares to 32.5% in the first quarter 2004. Gross margins of Broadband products were 37.4% in the first quarter 2005 as compared to 34.6% in the fourth quarter 2004. Gross margins of the Supplies & CPE products were 16.2% in the first quarter as compared to 13.4% in the fourth quarter.

Operating expenses were $32.1 million in the first quarter, which included $0.6 million of amortization of intangibles and $0.2 million of restructuring and impairment costs. This compares to $35.7 million for the fourth quarter 2004, which included $4.6 million of amortization of intangibles and $0.5 million of restructuring and other costs. Excluding these items, operating expenses were $31.3 million in the first quarter and $30.6 million in the fourth quarter. Research and development costs included in operating expenses were $14.8 million in the first quarter as compared to $16.0 million in the fourth quarter. The Company had a foreign exchange loss of $(0.9) million in the first quarter as compared to gain of $1.2 million in the fourth quarter 2004.

The Company ended the first quarter with $107.9 million of cash on hand and short-term investments, up from the year end 2004 level of $103.1 million. Approximately $6.9 million of cash was generated from operating activities in the first quarter. Inventory at the end of the first quarter and turns for the first quarter were $76.2 million and 4.7, respectively, as compared to $92.6 million and 4.2, respectively, for the fourth quarter 2004. Accounts receivable ended the first quarter at $63.9 million with DSOs of 40, and compare to $55.7 million and DSOs of 42 at the end of the fourth quarter 2004.



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

"It is now clear that convergence of voice, data and video is the major driving force within our industry and with our customers," said Bob Stanzione, ARRIS Chairman & CEO. "Our R&D investments have positioned ARRIS as a clear industry thought leader and our work in new wideband CMTS architectures and preliminary DOCSIS 3.0 standards has already resulted in new products that will be ready for introduction later this year. ARRIS is a strong proponent of the technique recently approved by CableLabs known as Packet-Based channel bonding, which will permit us to provide timely solutions to our customers and which will allow our customers to use their existing installed base of DOCSIS 2.0 CMTS units in channel bonding wideband applications. The C4 Flexpath(R) feature, first demonstrated at the NCTA show in 2004 at 80Mbps and again in 2005 at 100Mbps is based on this technique and allows download speeds up to 25 times faster than today's rates."

During the quarter the Company announced a number of significant developments that position it well for the future. On March 30, 2005, the Company announced that Insight Communications, already a customer for a range of ARRIS products, had approved and ordered the Cadant C4(R) CMTS for its VoIP deployments. On March 25, 2005, the Company announced that the Cadant C4(R) won Euro-DOCSIS 2.0 certification in tComLabs Certification Wave 18, which, along with the already Euro-DOCSIS 2.0 certified Touchstone CPE, allows deployment of a full Euro-DOCSIS solution to European customers. Also during the quarter, the Company announced that Canadian operator, Videotron, had selected the ARRIS Telephony Modem for its large scale VoIP deployments throughout Canada.

"We now anticipate that our revenues for the second quarter 2005 will be in the range of $145 to $155 million with net income per share, on a U.S. GAAP basis in the range of $0.06 to $0.10 inclusive of amortization of intangibles of approximately $0.3 million," said David Potts, ARRIS EVP & CFO. "Growing demand for ARRIS products that enable the worldwide rollout of VoIP by our customers should sustain both top line and bottom line growth throughout 2005. Our confidence comes from improved visibility based upon announced plans by our customers."

ARRIS management will conduct a conference call at 8:30am EDT on Thursday, April 28, 2005 to discuss these results in detail. You may participate in this conference call by dialing (877) 691-0879 prior to the start of the call and providing the ARRIS Group, Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EDT release on April 27, 2005 and the completion of the scheduled conference call on April 28, 2005. A replay of the conference call can be accessed through Tuesday, May 3, 2005 by dialing (877) 519-4471 and using the PIN #5951877. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.


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

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS' complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

     o    Introductions of new products;

     o    second quarter 2005 revenues and earnings;

     o    revenue and earnings expectations for 2005;

     o    the general market outlook; and

     o    acceptance and introduction of ARRIS products

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

     o projected results for the second quarter 2005 as well as the general outlook for 2005 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

     o because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

     o several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of


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

risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.


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
                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                   MARCH 31        DECEMBER 31     SEPTEMBER 30      JUNE 30         MARCH 31
                                                     2005             2004             2004            2004            2004
                                                  (UNAUDITED)                      (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                                  -----------      ----------      -----------     -----------     -----------
ASSETS

Current assets:
  Cash and cash equivalents                        $   26,546      $   25,072      $   35,865      $   40,597      $   87,197
  Short-term investments                               81,400          78,000          60,000          59,750          10,000
  Restricted cash                                       4,025           4,017           4,008           5,267           9,520
  Accounts receivable, net                             63,938          55,661          64,540          63,392          57,862
  Other receivables                                       400             420           2,822           1,817           1,324
  Inventories, net                                     76,249          92,636          88,282          74,533          73,399
  Other current assets                                  9,310           9,416          16,168          13,172          10,351
                                                   ----------      ----------      ----------      ----------      ----------
    Total current assets                              261,868         265,222         271,685         258,528         249,653

Property, plant and equipment, net                     26,217          27,125          23,524          23,067          23,148
Goodwill                                              150,569         150,569         150,569         150,569         150,569
Intangibles                                               884           1,672           6,307          12,513          21,440
Investments                                             4,450           3,620           4,296           4,307           4,656
Other assets                                            2,210           2,470           2,598           3,368           2,973
                                                   ----------      ----------      ----------      ----------      ----------
                                                   $  446,198      $  450,678      $  458,979      $  452,352      $  452,439
                                                   ==========      ==========      ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $   30,922      $   30,640      $   39,156      $   33,452      $   32,492
  Accrued compensation, benefits and
    related taxes                                       6,990          14,845          12,137           9,202           5,273
  Current portion of long-term debt                        --              --               2               2             902
  Current portion of capital lease obligations             --              --              --              --               6
  Other accrued liabilities                            30,881          32,111          37,123          33,318          34,378
                                                   ----------      ----------      ----------      ----------      ----------
    Total current liabilities                          68,793          77,596          88,418          75,974          73,051
Long-term debt, net of current portion                 75,000          75,000          75,000          75,000          75,000
Other long-term liabilities                            16,996          16,781          12,256          14,445          13,404
                                                   ----------      ----------      ----------      ----------      ----------
                                                      160,789         169,377         175,674         165,419         161,455

Stockholders' equity:
  Preferred stock                                          --              --              --              --              --
  Common stock                                            873             889             888             887             887
  Capital in excess of par value                      644,891         644,838         644,714         645,390         645,676
  Unearned compensation                                (3,939)         (4,566)         (5,396)         (6,168)         (7,598)
  Unrealized gain on marketable securities                742             706             991           1,012             781
  Unfunded pension losses                              (3,345)         (3,345)         (1,293)         (1,293)         (1,293)
  Accumulated deficit                                (353,629)       (357,038)       (356,431)       (352,726)       (347,298)
  Cumulative translation adjustments                     (184)           (183)           (168)           (169)           (171)
                                                   ----------      ----------      ----------      ----------      ----------
    Total stockholders' equity                        285,409         281,301         283,305         286,933         290,984
                                                   ----------      ----------      ----------      ----------      ----------
                                                   $  446,198      $  450,678      $  458,979      $  452,352      $  452,439
                                                   ==========      ==========      ==========      ==========      ==========



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
                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                        FOR THE THREE MONTHS
                                                                          ENDED MARCH 31,
                                                                 ---------------------------------
                                                                      2005                2004
                                                                 -------------       -------------
Net sales                                                        $     135,924       $     111,628
Cost of sales                                                           99,133              75,334
                                                                 -------------       -------------
  Gross profit                                                          36,791              36,294
  Gross profit %                                                          27.1%               32.5%
Operating expenses:
  Selling, general, and administrative expenses                         16,672              17,544
  Provision for doubtful accounts                                         (153)                 44
  Research and development expenses                                     14,801              16,177
  Restructuring and impairment charges                                     198               6,175
  Amortization of intangibles                                              557               8,922
                                                                 -------------       -------------
                                                                        32,075              48,862
                                                                 -------------       -------------
Operating income (loss)                                                  4,716             (12,568)
Other expense (income):
  Interest expense                                                       1,018               1,564
  Loss (gain) on debt retirement                                            --               4,406
  Loss (gain) on investments                                                --                 859
  Equity in losses of unconsolidated affiliate                              75                  --
  Loss (gain) on foreign currency                                          935                   3
  Other (income) expense, net                                             (558)               (414)
                                                                 -------------       -------------
Income (loss) from continuing operations before income taxes             3,246             (18,986)
Income tax expense (benefit)                                              (152)                  9
                                                                 -------------       -------------
Net income (loss) from continuing operations                             3,398             (18,995)
Income from discontinued operations                                         10                 339
                                                                 -------------       -------------
  Net income (loss)                                              $       3,408       $     (18,656)
                                                                 =============       =============

Net income (loss) per common share - basic
  Income (loss) from continuing operations                       $        0.04       $       (0.24)
  Income (loss) from discontinued operations                                --                  --
                                                                 -------------       -------------
  Net income (loss)                                              $        0.04       $       (0.24)
                                                                 =============       =============

Net income (loss) per common share - diluted:
  Income (loss) from continuing operations                       $        0.04       $       (0.24)
  Income (loss) from discontinued operations                                --                  --
                                                                 -------------       -------------
  Net income (loss)                                              $        0.04       $       (0.24)
                                                                 =============       =============

Weighted average common shares:
  Basic                                                                 87,851              78,829
                                                                 =============       =============
  Diluted                                                               90,497              78,829
                                                                 =============       =============



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
                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                                     FOR THE THREE MONTHS
                                                                                       ENDED MARCH 31,
                                                                              ------------------------------
                                                                                  2005               2004
                                                                              ------------      ------------
OPERATING ACTIVITIES:
       Net income (loss)                                                      $      3,408      $    (18,656)
       Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities:
          Depreciation                                                               2,597             2,860
          Amortization of intangibles                                                  557             8,922
          Amortization of unearned compensation                                        542             1,049
          Amortization of deferred finance fees                                        153               232
          Provision for doubtful accounts                                             (153)               44
          Loss (gain) on disposal of fixed assets                                      (12)              (21)
          Loss (gain) on investments                                                    --               859
          Loss (gain) on debt retirement                                                --             4,406
          Impairment of long-lived assets                                              291                --
          Loss from equity investment                                                   75                --
          Gain on discontinued product lines                                           (10)             (339)
       Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
          Accounts receivable                                                       (8,124)           (1,562)
          Other receivables                                                             20               (44)
          Inventory                                                                 16,387             5,163
          Accounts payable and accrued liabilities                                  (8,403)           10,680
          Other, net                                                                  (402)           (5,775)
                                                                              ------------      ------------
             NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     6,926             7,818

INVESTING ACTIVITIES:
       Purchases of property, plant, and equipment                                  (1,955)           (1,654)
       Cash proceeds from sale of property, plant, and equipment                        40                --
       Cash paid for acquisition, net of cash acquired                                  --               (50)
       Purchases of short-term investments                                          (5,000)          (20,000)
       Disposals of short-term investments                                           1,600            20,000
       Other                                                                          (259)               --
                                                                              ------------      ------------
             NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    (5,574)           (1,704)

FINANCING ACTIVITIES:
       Payments on capital lease obligations                                            --                (8)
       Payments on debt obligations                                                     --              (263)
       Proceeds from issuance of common stock and other                                122             6,472
                                                                              ------------      ------------
             NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       122             6,201

             NET INCREASE IN CASH AND CASH EQUIVALENTS                               1,474            12,315
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    25,072            74,882
                                                                              ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $     26,546      $     87,197
                                                                              ============      ============

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                         Q1 2005
                                                               ------------------------------
                                                                                  PER DILUTED
                                                                  AMOUNT            SHARE
                                                               ------------      ------------
Net income                                                     $      3,408      $       0.04

Highlighted items:
  Impacting operating expenses:
    Impairment of long-lived assets                                     291                --
    Restructuring charges - adjustments to existing accruals            (93)               --
    Amortization of intangibles                                         557              0.01

  Impacting discontinued operations:
    Restructuring charges - adjustments to existing accruals            (10)               --
                                                               ------------      ------------
Total highlighted items                                                 745              0.01
                                                               ------------      ------------
Net income excluding highlighted items                         $      4,153      $       0.05
                                                               ============      ============

Weighted average common shares - diluted                                               90,497
                                                                                 ============



ARRIS believes that presenting net income (loss) and earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. With respect to amortization, the intangibles being amortized relate to acquisitions for which the vast majority of the amortization was complete by the end of the first quarter of 2005. Given the magnitude of the amortization historically, identifying it separately provides investors the ability to appropriately factor in their analysis the amount of amortization that will not recur. While some of the other events will or may recur, and there may be similar events that occur as well or instead, these other events tend not to occur on a predictable basis or in predictable amounts. In assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments because of their nature and believes that it is helpful to investors to provide them with the same information in order to provide greater transparency and insight into management's analysis. Therefore, ARRIS has provided this information and expects to continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to U.S. generally accepted accounting principles

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